                                                               Exhibit 12.1

                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                    Twelve Months Ended September 30, 1998
                                 (in thousands)


Net income from continuing operations               $148,999

Income taxes                                          71,445

Fixed charges                                        104,679
                                                    --------

     Total                                          $325,123
                                                    ========

Interest expense                                    $ 95,394
Interest component of rentals                          9,285
                                                    --------

     Total                                          $104,679
                                                    ========

Ratio of earnings to fixed charges                      3.11
                                                        ====